For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces New Board Appointments

GREENSBORO, N.C. - August 9, 2007 - Unifi, Inc. (NYSE:UFI), announced today that effective August 8, 2007, the Board of Directors of Unifi, Inc. (the "Company") appointed two new members to the Board.  Appointed to the Board were:

George R. Perkins, Jr., who lives in Sanford, North Carolina, is Chairman of the Board and Chief Executive Officer of Frontier Spinning Mills, Inc., a company that he founded in 1996.  Prior to founding Frontier, Mr. Perkins served from 1993 to 1996 as President of the spun yarns division of the Company and was a member of the Board of Directors of the Company.  Mr. Perkins has been on the Board of Directors of First Bancorp since 1996.

G. Alfred Webster, who lives in High Point, North Carolina, was an executive officer of the Company from 1979 until his retirement in April 2003 and a director of the Company from 1986 until 2004.  Since his retirement from the Company, Mr. Webster has managed his personal investments.  Mr. Webster has been on the Board of Directors of New Bridge Bank Corporation (formerly Lexington State Bank) since 2006.

Mr. Perkins and Mr. Webster were appointed to terms expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that they will be nominated to stand for election by the shareholders of the Corporation for one-year terms.  Mr. Perkins was appointed to the Company's Audit Committee and Compensation Committee and Mr. Webster was appointed to the Audit Committee and Corporate Governance & Nominating Committee.

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Unifi Announces New Board Appointments - Page 2

The Company also announced that its Board of Directors has now filled all vacancies on its Committees and appointed director William M. Sams to the position of independent "Lead Director".  With these appointments, the Company has been notified by NYSE Regulation, Inc. that it has remedied all the previously disclosed deficiencies under the various requirements of the New York Stock Exchange Listed Company Manual that it was notified of on August 3, 2007.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: aio® - all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit http://www.unifi.com. 8/1/07

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission. 8/1/07

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